Exhibit 99.1

NEWS RELEASE
Contact:
Sheila Spagnolo
Vice President
Phone (610) 251-1000
sspagnolo@triumphgroup.com

TRIUMPH GROUP REPORTS
SECOND QUARTER FISCAL 2014 EARNINGS

•	Net sales for second quarter fiscal year 2014 increased 3% to $967.3 million

•	Operating income for second quarter fiscal year 2014 was $93.0 million, reflecting an operating margin of 10%

•
Net income for second quarter fiscal year 2014 was $49.5 million, or $0.94 per diluted share, which included $5.8 million pre-tax ($0.07 per diluted share) of costs related to the Jefferson Street facility move. Excluding these costs, earnings per share was $1.01 per diluted share

•	Year to date cash flow from operations before pension contributions of $45.8 million was $89.4 million

Berwyn, PA - October 29, 2013 - Triumph Group, Inc. (NYSE: TGI) today reported that net sales for the second quarter of fiscal year ending March 31, 2014 totaled $967.3 million, a three percent increase from last year’s second quarter net sales of $938.2 million. Organic sales for the quarter decreased four percent primarily due to production rate cuts on the 767 and 747-8 programs, a decrease in military sales, and a decline in non-recurring revenue.

Net income for the second quarter of fiscal year 2014 was $49.5 million, or $0.94 per diluted share, versus $80.2 million, or $1.53 per diluted share, for the second quarter of the prior fiscal year. The quarter’s results included $43.7 million pre-tax ($28.2 million after tax or $0.53 per diluted share) of previously announced additional program costs primarily associated with the 747-8 program. Also included in the quarter’s results was approximately $5.8 million pre-tax ($3.7 million after tax or $0.07 per diluted share) of costs related to the Jefferson Street facility move. These costs, which are primarily included in the Aerostructures segment, included $4.3 million of disruption and accelerated depreciation costs reflected in gross profit and $1.5 million of costs reflected in general and administrative expenses and interest. The prior fiscal year’s quarter included approximately $1.4 million pre-tax ($0.9 million after tax) of integration costs associated with the acquisition of Vought Aircraft Industries (now Triumph Aerostructures-Vought Aircraft Division) and a charge of $2.0 million pre-tax ($1.2 million after tax) for early retirement incentives. Excluding the Jefferson Street move related costs, net income for the quarter was $53.2 million, or $1.01 per diluted share. The number of shares used in computing diluted earnings per share for the quarter was 52.8 million shares.

Net sales for the first six months of fiscal year 2014 were $1.911 billion, a five percent increase from net sales of $1.826 billion last fiscal year. Net income for the first six months of fiscal year 2014 was $128.6 million, or $2.43 per diluted share, versus $156.5 million, or $2.99 per diluted share, in the prior year period. The year to date results included $9.4 million pre-tax ($6.1 million after tax or $0.11 per diluted share) of costs related to the Jefferson Street facility move. The prior fiscal year period included $2.0 million pre-tax ($1.3 million after tax) of integration costs associated with the Vought acquisition and charges of $3.1 million pre-tax ($2.0 million after tax) for early retirement incentives. Excluding these costs, net income for the first six months of fiscal year 2014 was $134.6 million, or $2.55 per diluted share. During the six months ended September 30, 2013, the company generated $89.4 million of cash flow from operations before Triumph Aerostructures’ pension contribution of $45.8 million; after this contribution, cash flow from operations was $43.6 million.

Segment Results

Aerostructures

The Aerostructures segment reported net sales for the quarter of $690.7 million, compared to $714.0 million in the prior year period. Organic sales for the quarter declined five percent primarily due to production rate cuts on the 767 and 747-8 programs, a decrease in military sales, and a decline in non-recurring revenue. Operating income for the second quarter of fiscal year 2014 was $64.4 million, compared to $121.4 million for the prior year period, and included a net unfavorable cumulative catch-up adjustment on long-term contracts of $25.4 million, of which $2.8 million was related to the Jefferson Street facility move and $26.2 million was related to the 747-8 program. Excluding the Jefferson Street facility move and the 747-8 program, the remaining long-term contracts had a net favorable cumulative catch-up adjustment of $3.6 million driven by program productivity and efficiency and cost reductions. The segment’s operating margin for the quarter was nine percent and included the $43.7 million of previously announced pre-tax charges (of which $26.2 million was included as part of our quarterly cumulative catch-up adjustment) resulting from reductions to the profitability estimates on the 747-8 program.

Aerospace Systems

The Aerospace Systems segment reported net sales for the quarter of $205.5 million, compared to $150.1 million in the prior year period, an increase of thirty-seven percent, reflecting the impact of the Triumph Processing-Embee Division and Triumph Engine Control Systems acquisitions in fiscal year 2013. Organic sales for the quarter declined three percent driven primarily by decreased military sales and to a lesser extent, a decline in non-recurring revenue. Operating income for the second quarter of fiscal 2014 was $31.7 million compared to $25.7 million for the prior year period, an increase of twenty-three percent. Operating margin for the quarter was fifteen percent. The segment’s operating results included $1.9 million, compared to $1.0 million in the prior year period, of legal expenses associated with the previously reported trade secret litigation.

Aftermarket Services

The Aftermarket Services segment reported net sales for the quarter of $73.0 million, compared to $76.1 million in the prior year period. The year over year decrease in net sales reflected the impact of the divestitures of the Instrument Companies. Organic sales growth for the quarter was five percent. Operating income for the second quarter of fiscal year 2014 was $10.1 million compared to $10.8 million for the prior year period. Operating margin for the quarter was fourteen percent. The segment’s operating results for the quarter were impacted by a decrease in military sales.

Outlook

Commenting on the company’s performance and its outlook for fiscal year 2014, Jeffry D. Frisby, Triumph’s President and Chief Executive Officer, said, “Triumph performed well in our second quarter with the exception of the 747-8 program. While our various end markets continue to have different dynamics, we have continued to deliver good returns and are positioned well for future growth. We made excellent progress with the Jefferson Street to Red Oak transition which remains on schedule and on budget. Our backlog, which represents a broad mix of programs across our end markets, is very strong and our balance sheet remains solid.”

“Based on current projected aircraft production and a weighted average share count of 52.9 million shares, we are reaffirming our revenue guidance for fiscal year 2014 of $3.8 to $4.0 billion and now expect that earnings per share for fiscal year 2014 will be approximately $4.60, which includes the after tax impact of the additional program costs associated with the 747-8 program of approximately $0.83 per diluted share, the impact of Boeing’s recent announcement to reduce the production rate on the 747-8 to 1.5 per month and approximately $11.0 million of pre-tax costs associated with the anticipated refinancing of the Senior Subordinated Notes Due 2017 in the third quarter of fiscal year 2014. Excluding the Jefferson Street move related costs, earnings per share for fiscal year 2014 are now expected to be approximately $5.25 per diluted share.”

As previously announced, Triumph Group will hold a conference call tomorrow at 8:30 a.m. (ET) to discuss the fiscal year 2014 second quarter results. The conference call will be available live and archived on the company’s website at http://www.triumphgroup.com. A slide presentation will be included with the audio portion of the webcast. An audio replay will be available from October 30th to November 6th by calling (888) 266-2081 (Domestic) or (703) 925-2533 (International), passcode #1624471.

Triumph Group, Inc. headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerostructures, aircraft components, accessories, subassemblies and systems. The company serves a broad, worldwide spectrum of the aviation industry, including original equipment manufacturers of commercial, regional, business and military aircraft and aircraft components, as well as commercial and regional airlines and air cargo carriers.

More information about Triumph can be found on the company’s website at http://www.triumphgroup.com.

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about future aerospace market conditions, aircraft production rates, financial and operational performance, revenue and earnings growth, profitability and earnings results for fiscal 2014. All forward-looking statements involve risks and uncertainties which could affect the company’s actual results and could cause its actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2013.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
CONDENSED STATEMENTS OF INCOME	2013	2012	2013	2012

Net sales	$967,345	$938,181	$1,911,028	$1,825,869

Operating income	92,971	142,947	234,317	283,889

Interest expense and other	20,321	16,668	40,031	33,900
Income tax expense	23,134	46,088	65,727	93,466

Income from continuing operations	$49,516	$80,191	$128,559	$156,523

Earnings per share - basic:

Net income	$0.96	$1.61	$2.51	$3.16

Weighted average common shares outstanding - basic	51,807	49,657	51,311	49,536

Earnings per share - diluted:

Net income	$0.94	$1.53	$2.43	$2.99

Weighted average common shares outstanding - diluted	52,820	52,288	52,813	52,280

Dividends declared and paid per common share	$0.04	$0.04	$0.08	$0.08

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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

BALANCE SHEET	Unaudited	Audited
	September 30,	March 31,
	2013	2013
Assets
Cash and cash equivalents	$22,443	$32,037
Accounts receivable, net	434,860	433,984
Inventory, net of unliquidated progress payments of $140,623 and $124,128	1,095,502	987,899
Rotable assets	38,172	34,853
Deferred income taxes	51,140	99,546
Prepaid and other current assets	20,072	23,593
Assets held for sale	—	14,747
Current assets	1,662,189	1,626,659

Property and equipment, net	898,631	815,084
Goodwill	1,740,155	1,717,400
Intangible assets, net	943,032	958,359
Other, net	68,267	66,792

Total assets	$5,312,274	$5,184,294

Liabilities & Stockholders' Equity
Current portion of long-term debt	$48,894	$133,930
Accounts payable	290,188	327,426
Accrued expenses	264,546	276,668
Liabilities related to assets held for sale	—	2,621
	603,628	740,645

Long-term debt, less current portion	1,399,398	1,195,933
Accrued pension and post-retirement benefits, noncurrent	597,709	671,175
Deferred income taxes, noncurrent	339,597	330,128
Other noncurrent liabilities	184,827	201,255

Stockholders' Equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 52,013,057 and 50,123,035 shares issued	52	50
Capital in excess of par value	861,274	848,372
Accumulated other comprehensive income	(56,329)	(60,972)
Retained earnings	1,382,118	1,257,708
Total stockholders' equity	2,187,115	2,045,158

Total liabilities and stockholders' equity	$5,312,274	$5,184,294
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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

SEGMENT DATA	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net Sales:
Aerostructures	$690,748	$713,978	$1,342,636	$1,383,831
Aerospace Systems	205,483	150,139	425,009	290,651
Aftermarket Services	72,971	76,061	147,324	156,038
Elimination of inter-segment sales	(1,857)	(1,997)	(3,941)	(4,651)
	$967,345	$938,181	$1,911,028	$1,825,869

Operating Income (Loss):
Aerostructures	$64,425	$121,385	$164,812	$241,523
Aerospace Systems	31,740	25,712	74,383	49,177
Aftermarket Services	10,102	10,767	21,381	22,574
Corporate	(13,296)	(14,917)	(26,259)	(29,385)
	$92,971	$142,947	$234,317	$283,889

Depreciation and Amortization:
Aerostructures	$26,483	$24,049	$52,796	$47,953
Aerospace Systems	8,549	4,489	17,088	8,963
Aftermarket Services	1,864	2,288	3,741	4,614
Corporate	1,348	1,172	2,553	2,283
	$38,244	$31,998	$76,178	$63,813

Amortization of Acquired Contract Liabilities:
Aerostructures	$(5,614)	$(6,563)	$(11,755)	$(13,555)
Aerospace Systems	(3,351)	—	(8,360)	—
	$(8,965)	$(6,563)	$(20,115)	$(13,555)

Capital Expenditures:
Aerostructures	$52,598	$16,413	$98,543	$46,425
Aerospace Systems	5,843	3,810	10,275	6,599
Aftermarket Services	3,915	3,378	8,067	7,475
Corporate	680	487	2,380	694
	$63,036	$24,088	$119,265	$61,193

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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. In accordance with Securities and Exchange Commission (the "SEC") guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measure that we disclose is Adjusted EBITDA, which is our net income before interest, income taxes, amortization of acquired contract liabilities, curtailments and early retirement incentives, depreciation and amortization. We disclose Adjusted EBITDA on a consolidated and an operating segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We view Adjusted EBITDA as an operating performance measure and, as such, we believe that the GAAP financial measure most directly comparable to it is net income. In calculating Adjusted EBITDA, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA as a substitute for any GAAP financial measure, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA to net income set forth below,  in our earnings releases and in other filings with the SEC and to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our Adjusted EBITDA.

Adjusted EBITDA is used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 15 years expanding our product and service capabilities partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our net income has included significant charges for depreciation and amortization. Adjusted EBITDA excludes these charges and provides meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA is a measure of our ongoing operating performance because the isolation of non-cash income and expenses, such as amortization of acquired contract liabilities, depreciation and amortization, and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•
Curtailments and early retirement incentives may be useful to investors to consider because it represents the current period impact of the change in defined benefit obligation due to the reduction in future service costs. We do not believe these charges (gains) necessarily reflect the current and ongoing cash earnings related to our operations.

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of below market contracts acquired through the acquisition of Vought. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Amortization expenses may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights and licenses. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
Depreciation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.

•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business.  However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

The following table shows our Adjusted EBITDA reconciled to our net income for the indicated periods:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):
Net income	$49,516	$80,191	$128,559	$156,523

Add-back:
Income tax expense	23,134	46,088	65,727	93,466
Interest expense and other	20,321	16,668	40,031	33,900
Curtailments and early retirement incentives	—	1,957	—	3,107
Amortization of acquired contract liabilities	(8,965)	(6,563)	(20,115)	(13,555)
Depreciation and amortization	38,244	31,998	76,178	63,813

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$122,250	$170,339	$290,380	$337,254

Net sales	$967,345	$938,181	$1,911,028	$1,825,869

Adjusted EBITDA Margin	12.6%	18.2%	15.2%	18.5%
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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended September 30, 2013
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerostructures	Aerospace Systems	Aftermarket Services	Corporate/Eliminations

Net Income	$49,516

Add-back:
Income tax expense	23,134
Interest expense and other	20,321

Operating income (loss)	$92,971	$64,425	$31,740	$10,102	$(13,296)

Amortization of acquired contract liabilities	(8,965)	(5,614)	(3,351)	—	—
Depreciation and amortization	38,244	26,483	8,549	1,864	1,348

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$122,250	$85,294	$36,938	$11,966	$(11,948)

Net sales	$967,345	$690,748	$205,483	$72,971	$(1,857)

Adjusted EBITDA Margin	12.6%	12.3%	18.0%	16.4%	n/a

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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Six Months Ended September 30, 2013
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerostructures	Aerospace Systems	Aftermarket Services	Corporate/Eliminations

Net Income	$128,559

Add-back:
Income tax expense	65,727
Interest expense and other	40,031

Operating income (loss)	$234,317	$164,812	$74,383	$21,381	$(26,259)

Amortization of acquired contract liabilities	(20,115)	(11,755)	(8,360)	—	—
Depreciation and amortization	76,178	52,796	17,088	3,741	2,553

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$290,380	$205,853	$83,111	$25,122	$(23,706)

Net sales	$1,911,028	$1,342,636	$425,009	$147,324	$(3,941)

Adjusted EBITDA Margin	15.2%	15.3%	19.6%	17.1%	n/a

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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended September 30, 2012
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerostructures	Aerospace Systems	Aftermarket Services	Corporate / Eliminations

Net Income	$80,191

Add-back:
Income tax expense	46,088
Interest expense and other	16,668

Operating income (loss)	$142,947	$121,385	$25,712	$10,767	$(14,917)

Curtailments and early retirement incentives	1,957	—	—	—	1,957
Amortization of acquired contract liabilities	(6,563)	(6,563)	—	—	—
Depreciation and amortization	31,998	24,049	4,489	2,288	1,172

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$170,339	$138,871	$30,201	$13,055	$(11,788)

Net sales	$938,181	$713,978	$150,139	$76,061	$(1,997)

Adjusted EBITDA Margin	18.2%	19.5%	20.1%	17.2%	n/a

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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Six Months Ended September 30, 2012
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerostructures	Aerospace Systems	Aftermarket Services	Corporate / Eliminations

Net Income	$156,523

Add-back:
Income tax expense	93,466
Interest expense and other	33,900

Operating income (loss)	$283,889	$241,523	$49,177	$22,574	$(29,385)

Curtailments and early retirement incentives	3,107	—	—	—	3,107
Amortization of acquired contract liabilities	(13,555)	(13,555)	—	—	—
Depreciation and amortization	63,813	47,953	8,963	4,614	2,283

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$337,254	$275,921	$58,140	$27,188	$(23,995)

Net sales	$1,825,869	$1,383,831	$290,651	$156,038	$(4,651)

Adjusted EBITDA Margin	18.5%	19.9%	20.0%	17.4%	n/a

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs has been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs.

	Three Months Ended
	September 30, 2013				Location on
	Pre-Tax	After-Tax	Diluted EPS		Financial Statements
Income from Continuing Operations - GAAP	$72,650	$49,516	$0.94
Non-Recurring Costs:
Relocation Costs (including interest)	1,450	934	0.02		Aerostructures (Primarily)
Jefferson Street Move:
Accelerated Depreciation	2,191	1,411	0.03		Aerostructures (EAC)**
Disruption	2,138	1,377	0.03		Aerostructures (EAC)**
Income from continuing operations - non-GAAP	$78,429	$53,238	$1.01	*

* Difference due to rounding.
** EAC - estimated costs at completion with respect to contracts within the scope of Accounting Standards Codification 605-35, "Revenue-Construction-Type and Production-Type Contracts"

	Six Months Ended
	September 30, 2013				Location on
	Pre-Tax	After-Tax	Diluted EPS		Financial Statements
Income from Continuing Operations - GAAP	$194,286	$128,559	$2.43
Non-Recurring Costs:
Relocation Costs (including interest)	2,771	1,785	0.03		Aerostructures (Primarily)
Jefferson Street Move:
Accelerated Depreciation	3,689	2,376	0.04		Aerostructures (EAC)**
Disruption	2,949	1,899	0.04		Aerostructures (EAC)**
Income from continuing operations - non-GAAP	$203,695	$134,619	$2.55	*

* Difference due to rounding.
** EAC - estimated costs at completion with respect to contracts within the scope of Accounting Standards Codification 605-35, "Revenue-Construction-Type and Production-Type Contracts"

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended
	September 30, 2012			Location on
	Pre-Tax	After-Tax	Diluted EPS	Financial Statements
Income from Continuing Operations - GAAP	$126,279	$80,191	$1.53
Non-Recurring Costs:
Curtailments	1,957	1,243	0.02	Corporate
Integration	1,432	909	0.02	Aerostructures (Primarily)
Income from continuing operations - non-GAAP	$129,668	$82,343	$1.48

	Six Months Ended
	September 30, 2012				Location on
	Pre-Tax	After-Tax	Diluted EPS		Financial Statements
Income from Continuing Operations - GAAP	$249,989	$156,523	$2.99
Non-Recurring Costs:
Early retirement incentives	3,107	1,973	0.04		Corporate
Integration	1,977	1,255	0.02		Aerostructures (Primarily)
Income from continuing operations - non-GAAP	$255,073	$159,751	$3.06	*

* Difference due to rounding.

-More-

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Cash provided by operations, before pension contributions has been provided for consistency and comparability. We also use free cash flow available for debt reduction as a key factor in planning for and consideration of strategic acquisitions, stock repurchases and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations, before pension contributions to cash provided by operations, as well as cash provided by operations to free cash flow available for debt reduction.

	Six Months Ended
	September 30,
	2013	2012

Cash provided by operations, before pension contributions	$89,422	$188,943
Pension contributions	45,800	56,028
Cash provided by operations	43,622	132,915
Less:
Capital expenditures	119,265	61,193
Dividends	4,149	3,997
Free cash flow available for debt reduction	$(79,792)	$67,725

We use "Net Debt to Capital" as a measure of financial leverage.  The following table sets forth the computation of Net Debt to Capital:

	September 30,	March 31,
	2013	2013

Calculation of Net Debt
Current portion	$48,894	$133,930
Long-term debt	1,399,398	1,195,933
Total debt	1,448,292	1,329,863
Less: Cash	22,443	32,037
Net debt	$1,425,849	$1,297,826

Calculation of Capital
Net debt	$1,425,849	$1,297,826
Stockholders' equity	2,187,115	2,045,158
Total capital	$3,612,964	$3,342,984

Percent of net debt to capital	39.5%	38.8%

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